UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2009

USG Corporation
 (Exact name of registrant as specified in its charter)

Delaware	1-8864	36-3329400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street,Chicago, Illinois	60661-3676
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 436-4000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On July 30, 2009, USG Corporation (the “Corporation”) issued a press release announcing the pricing of a private offering of $300 million aggregate principal amount of its 9.75% Senior Notes due 2014 (the “Notes”). The Notes will be the unsecured obligations of the Corporation. The Corporation’s obligations under the Notes will be guaranteed on a senior unsecured basis by certain of its domestic subsidiaries. The Notes will be sold to investors at a price of 98.086% of the principal amount of the Notes. The offering of the Notes is expected to close on or about August 4, 2009. The Notes will be offered and sold only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons in accordance with Regulation S under the Securities Act. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Corporation intends to use the net proceeds from the sale of the Notes for general corporate purposes, which may include the repayment of indebtedness, working capital, capital expenditures and acquisitions.

The following table shows the Corporation’s cash and cash equivalents and capitalization as of June 30, 2009 on an actual basis and as adjusted to give effect to the offering and the application of approximately $287 million of net proceeds from the offering.

	As of June 30, 2009
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents	$302	$589

Senior secured credit facility(a)	—	—
CGC secured credit facility(b)	—	—
Notes offered hereby(c)	—	294
Ship mortgage facility(d)	52	52
Senior notes due 2016	500	500
Senior notes due 2018(e)	499	499
Convertible senior notes(f)	380	380
Industrial revenue bonds	239	239

Total debt	1,670	1,964

Preferred stock	—	—
Common stock	10	10
Treasury stock	(197)	(197)
Capital received in excess of par value	2,637	2,637
Accumulated other comprehensive loss	(160)	(160)
Retained earnings (deficit)	(754)	(754)

Total stockholders’ equity	1,536	1,536

Total capitalization	$3,206	$3,500

(a)	As of June 30, 2009, the Corporation had available borrowings of approximately $167 million under its senior secured credit facility, the Corporation had no borrowings under this facility and outstanding letters of credit totaled $84 million.

(b)	As of June 30, 2009, there were no borrowings or letters of credit outstanding under the CGC Inc. secured credit facility. The U.S. dollar equivalent of borrowings available under this facility as of June 30, 2009 was $26 million.

(c)	Amount presented is net of $6 million of debt discount.

(d)	Includes approximately $7 million of current portion of such indebtedness.

(e)	Amount presented is net of $1 million of debt discount.

(f)	Amount presented is net of $20 million of debt discount.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	– USG Corporation press release dated July 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

By: /s/ Richard H. Fleming
Richard H. Fleming
Executive Vice President and Chief Financial Officer

Date: July 31, 2009

EXHIBIT INDEX

Exhibit
Number	Description
99.1	USG Corporation press release dated July 30, 2009